Exhibit (j) under Form N-1A
                                          Exhibit (23) under Item 601/Reg. S-K


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We  consent  to the  references  to our firm  under  the  captions  "Financial
Highlights" in the Institutional Shares, Institutional Service Shares and Class Y Shares Prospectuses and "Independent Auditors" in the Statements of Additional Information and to the use of our report dated April 14, 2003, in Post Effective Amendment Number 37 to the Registration Statement (Form N-1A, No. 2-89028) of Federated U.S. Government Securities Fund: 1-3 Years.


                                                ERNST & YOUNG LLP

Boston, Massachusetts
April 23, 2003